SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2000


                            Balanced Care Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                     1-13845                   25-1761898
----------------------------        --------------           -------------------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)


1215 Manor Drive, Mechanicsburg, PA                                     17055
---------------------------------------                               ----------
(Address of principal executive offices)                              (Zip code)



Registrant's telephone number, including area code: 717-796-6100



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Item 5.  Other Events.
         -------------

As previously reported, on December 10, 2000, Balanced Care Corporation (the "Company") issued a press release announcing that it had initiated negotiations regarding the restructuring of certain of its facility rental obligations. As part of the restructuring, the Company paid reduced rent to five of its landlords. To date, the Company has received written notices of default from four of the affected landlords. One of the four landlords has also commenced legal action against the Company and certain of its subsidiaries for breach of the applicable lease documents. Although the Company has not received notice of commencement of any other legal action at this time, it is possible (if not likely)that the other affected landlords may take similar action to enforce their rights and remedies if the Company and the landlords are unable to reach agreement on restructuring alternatives.

During the week of December 12, 2000, management of the Company met with representatives of four of the five affected landlords. The Company intends to meet with the remaining landlord. The Company is in the process of preparing definitive term sheets for the landlords' consideration regarding potential restructuring alternatives; however, there can be no assurance that the Company and the landlords will be able to reach agreement on any terms and conditions. Notwithstanding the foregoing, unless and until definitive agreements are reached, the landlords are under no obligation to continue to negotiate with the Company or to forbear from exercising their rights and remedies under their respective lease documents.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

        (a)  Financial statements of businesses acquired.

             Not applicable.

        (b)  Pro forma financial information.

             Not applicable.

        (c) Exhibits. The following Exhibits are filed with this Current Report on Form 8-K:

             None.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Balanced Care Corporation

Date:  December 20, 2000            By:     /s/ Clint T. Fegan
                                           -------------------------------------
                                           Clint T. Fegan
                                           Chief Financial Officer

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